Exhibit 10.1
PEROT SYSTEMS CORPORATION
2001 LONG-TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2007)
PLAN AMENDMENT
     The Perot Systems Corporation 2001 Long-Term Incentive Plan, as amended and restated effective January 1, 2007 (the “Plan”), is hereby further amended, effective as of September 20, 2009, as follows:
     1. Section 2(ll) of the Plan is hereby amended in its entirety to read as follows:
(ll) “Total Disability” means a mental or physical condition that results in an Employee’s continued entitlement to long term disability benefits under the U.S. Social Security Act, provided that such mental or physical condition is not the result of any condition or circumstance that the Administrator, in its sole discretion, determines to have resulted from the Awardee’s illegal or reckless use of alcohol, drugs or other chemical substances, or from actions taken by the Awardee with the intention of causing self-injury or with reckless disregard for personal health and safety.
     2. Section 11(c) of the Plan is hereby amended by deleting the first sentence of said Section in its entirety an substituting in lieu thereof the following:
Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s Total Disability, (i) the Awardee’s Stock Award shall immediately vest with respect to all Shares covered by such Stock Award, and (ii) to the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the lesser of (A) the Fair Market Value or (B) the original price paid by the Awardee, on or after the Awardee’s Severance Date.
     3. Section 11(d) of the Plan is hereby amended by deleting the first sentence of said Section in its entirety an substituting in lieu thereof the following:
Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of his or her death, the Awardee’s Stock Award shall immediately vest with respect to all Shares covered by such Stock Award.
     4. This Plan Amendment is intended to benefit the holders of outstanding Awards and shall not be deemed to impair the rights of the holder under any such Award. Except as modified by this Plan Amendment, all the terms and provisions of the Plan, as previously amended and restated, shall continue in full force and effect.
[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Perot Systems Corporation has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 30th day of September, 2009.

PEROT SYSTEMS CORPORATION
By:	/s/ John E. Harper
Title:	Vice President and Chief Financial Officer